Exhibit 99.1

Niska Gas Storage Partners LLC Announces Equity Restructuring and Elimination of Subordinated Units

Houston, Texas — April 2, 2013 - Niska Gas Storage Partners LLC (NYSE: NKA) (“Niska” or the “Company”) announced today the completion of an equity restructuring with affiliates of Carlyle/Riverstone Energy and Power Fund II and Carlyle/Riverstone Energy and Power Fund III (collectively the “Carlyle/Riverstone Funds”).  In the restructuring, Niska’s 33.8 million subordinated units and previous incentive distribution rights (all of which were owned by the Carlyle/Riverstone Funds) were combined into and restructured as a new class of Incentive Distribution Rights (referred to herein as the new IDRs).   The equity restructuring, which does not require any further consents or approvals, is effective today.  The transaction was unanimously approved by Niska’s Board of Directors, on the unanimous approval and recommendation of its Conflicts Committee, which is composed solely of independent directors.

The restructuring permanently eliminates Niska’s subordinated units and previous incentive distribution rights in return for the new IDRs.  Prior to completion of the restructuring, Niska would have been required to pay the full minimum quarterly distribution of $0.35 per unit on the subordinated units (requiring additional distributions of approximately $12 million per quarter) prior to increasing the quarterly distribution on Niska’s common units.  Quarterly distributions on the subordinated units had been suspended since November 2011.

The new IDRs entitle the Carlyle/Riverstone Funds to receive 48 percent of any quarterly cash distributions by the Company after Niska’s common unit holders have received the full minimum quarterly distribution (still $0.35 per unit) for each quarter plus any arrearages from prior quarters (of which there are currently none).   The prior incentive distribution rights provided for the Carlyle/Riverstone Funds to receive increasing percentages (ranging from 13 percent to 48 percent) of incremental cash distributions after Niska’s unit holders (both common and subordinated) exceeded quarterly distributions ranging from $0.4025 per unit to $0.5250 per unit.  In addition, for a period of five years, and provided that the Carlyle/Riverstone Funds continue to own a majority of both Niska’s managing member and the new IDRs, the Carlyle Riverstone Funds will be deemed to own 33.8 million “Notional Subordinated Units” in connection with votes to remove and replace Niska’s managing member.  These Notional Subordinated Units are not entitled to distributions, but merely preserve the Carlyle/Riverstone Fund’s voting rights with respect to removal of the managing member. Tables summarizing the changes in incentive distributions are provided below.

After completion of the restructuring, Niska has 34.5 million common units issued and outstanding, of which 17.5 million are owned by the public and 17.0 million are owned by the Carlyle/Riverstone Funds.  The Carlyle/Riverstone Funds also own a 1.98 percent managing member interest in the Company.  As a result of the restructuring, the percentage ownership in the Company owned by the Carlyle/Riverstone Funds (excluding the previous incentive distribution rights and the new IDRs, which are a variable interest) has decreased from approximately 74.9 percent to approximately 50.3 percent.

“This equity restructuring better positions Niska for distribution growth and is an important step in Niska’s efforts to increase potential returns to its common unit holders,” said Simon Dupéré, President and Chief Executive Officer.  Mr. Dupéré continued,   “This restructuring eliminates the requirement to

pay the subordinated unit distribution prior to increasing distributions on our common units.  Niska’s common units, over half of which are held by the public, can now participate in any distribution increases declared by our Board of Directors.  Prior to the restructuring, the first $12 million of incremental quarterly cash distributions above the minimum quarterly distribution paid to our common unitholders would have been payable to the subordinated units held by the Carlyle/Riverstone Funds.”  Mr. Dupéré stated further, “This restructuring demonstrates continued support from our private equity sponsor and more clearly aligns the interests of the Carlyle/Riverstone Funds with those of our public common unit holders.  We believe the elimination of the potential distributions to subordinated units also enhances Niska’s access to the equity capital markets, if required.”

The following table sets forth the quarterly distribution allocations before and after the restructuring:

		Marginal Percentage Interest in Cash Distributions
	Total Quarterly Distribution per	Common Unit	Managing	Subordinated
Previous Structure	Unit Target Amount	Holders	Member	Units & IDRs
Minimum Quarterly Distribution	$0.35	49.50%	1.98%	48.52%
First Target Distribution	Above $0.35 up to $0.4025	49.50%	1.98%	48.52%
Second Target Distirbution	Above $0.4025 up to $0.4375	42.93%	1.98%	55.09%
Third Target Distirbution	Above $0.4375 up to $0.5250	37.89%	1.98%	60.13%
Thereafter	Above $0.5250	25.26%	1.98%	72.76%

		Marginal Percentage Interest in Cash Distributions
	Total Quarterly Distribution per	Common Unit	Managing
New Structure	Unit Target Amount	Holders	Member	New IDRs
Minimum Quarterly Distribution	$0.35	98.02%	1.98%	—
Thereafter	above $0.35	50.02%	1.98%	48.00%

Niska will host a conference call and webcast to discuss the restructuring on Wednesday, April 3, 2013 at 9:00 AM Eastern Daylight Time (8:00 AM Central Daylight Time). The call will be accompanied by a presentation that will be posted shortly before the call begins in the Investor Center section of the website under the Presentations & Webcasts tab.  The live conference call can be accessed by dialing the following numbers:

Primary Dial-In:	1-800-706-7745

Secondary Dial-In:	1-617-614-3472

Access Code:	91074998

A telephonic replay can be accessed until midnight, Mountain Daylight Time, April 10, 2013 at the following numbers:

Primary Dial-In:	1-888-286-8010

Secondary Dial-In:	1-617-801-6888

Access Code:	21811338

In addition, an electronic replay and PDF transcript will be available on the Niska website in the Investor Center section under the Presentations & Webcasts tab following the call.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts for gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts for approximately 225.5 Bcf of gas storage capacity.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words.  Among others, our expectation regarding our ability to increase the amount of our quarterly distribution or access the equity capital markets are forward-looking statements. Forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Among these risks and uncertainties are (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties inherent in the development and operation of natural gas storage facilities. Other factors that are not described that are unknown or unpredictable could also have a material adverse effect on future results.  For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission. Actual results and future events could differ materially from those anticipated in such statements. Niska undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Niska Gas Storage Partners LLC

Investor Relations:  Brandon Tran - 403-513-8600